JPMorgan Funds - J.P. Morgan Mutual Fund Investment Trust
Rule 10f-3 Transactions
For the period from July 1, 2011 to December 31, 2011

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Growth Advantage Fund
Trade Date 7/27/2011
Issuer Dunkin' Brands Group, Inc. (DNKN) IPO
Cusip 26550410
Shares 40,400
Offering Price $19.00
Spread $1.24
Cost $767,600
Dealer Executing Trade Barclays Bank PLC
% of Offering  purchased by firm 1.77%
Syndicate Members J.P. Morgan, Barclays Capital, Morgan Stanley, BofA Merrill Lynch, Goldman, Sachs & Co., Baird, William Blair & Company, Raymond James, Stifel Nicolaus Weisel, Wells Fargo Securities, Moelis & Company, SMBC Nikko, Ramirez & Co., Inc., The Williams Capital Group, L.P.
Fund JPMorgan Growth Advantage Fund
Trade Date 12/15/2011
Issuer Laredo Petroleum Holdings, Inc. (LPI) IPO
Cusip 51680610
Shares 178,300
Offering Price $17.00
Spread $0.98
Cost $3,031,100
Dealer Executing Trade Goldman Sachs and Co
% of Offering  purchased by firm 4.83%
Syndicate Members J.P. Morgan, Goldman, Sachs & Co., BofA Merrill Lynch, Wells Fargo Securities, Tudor, Pickering, Holt & Co., Societe Generale, Mitsubishi UFJ Securities, BMO Capital Markets, BNP Paribas, Scotia Capital, Capital One Southcoast, BOSC, Inc., BB&T Capital Markets, Comerica Securities, Howard Weil Incorporated
Fund JPMorgan Growth Advantage Fund
Trade Date 12/15/2011
Issuer Zynga Inc. (ZNGA) IPO
Cusip 98986T10
Shares 463,800
Offering Price $10.00
Spread $0.33
Cost $4,638,000
Dealer Executing Trade Morgan Stanley and Company
% of Offering  purchased by firm 4.04%
Syndicate Members Morgan Stanley, Goldman, Sachs & Co., BofA Merrill Lynch, Barclays Capital, J.P. Morgan, Allen & Company LLC,
Fund JPMorgan Growth Advantage Fund
Trade Date 12/15/2011
Issuer Michael Kors Holdings Limited (KORS) IPO
Cusip G6075410
Shares 215,100
Offering Price $20.00
Spread $1.00
Cost $4,302,000
Dealer Executing Trade Morgan Stanley and Company
% of Offering  purchased by firm 1.84%
Syndicate Members Morgan Stanley, J.P. Morgan, Goldman, Sachs & Co., Baird, Jefferies, Nomura, Piper Jaffray